Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2015, relating to the consolidated financial statements of Provident Bancorp, Inc. which appears in the Registration Statement on Form S-1 (File No. 333-202716) of Provident Bancorp, Inc.

/s/ Whittlesey & Hadley, P.C.

Hartford, Connecticut
February 23, 2016